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                       STOCK OPTION FULFILLMENT AGREEMENT

                                    BETWEEN

                           LIBERTY MEDIA CORPORATION

                        AND LIBERTY LIVEWIRE CORPORATION

         This agreement (this "Agreement") is made as of June 10, 2000, between Liberty Media Corporation ("Liberty") and Liberty Livewire Corporation ("Livewire"):

         WHEREAS, Liberty and Livewire (fka The Todd-AO Corporation) ("Livewire") were parties to an Agreement and Plan of Merger, dated as of December 10, 1999, as amended (the "Merger Agreement") among AT&T Corp. ("AT&T"), B-Group Merger Corp. ("Merger Sub"), Liberty and The Todd-AO Corporation ("Todd");

         WHEREAS, pursuant to the Merger Agreement, on June 9, 2000, Merger Sub merged (the "Merger") with and into Todd, with Todd remaining as the surviving corporation in the Merger and changing its name to "Liberty Livewire Corporation";

         WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger, all Company Stock Options became options (the "Rollover Options") to purchase (i) 0.5 of a share of AT&T's Class A Liberty Group Stock (after taking into account a 2-for-1 stock split effected on the Class A Liberty Group Stock on June 9, 2000) and (ii) 0.4 of a share of Livewire's Class A Common Stock, par value $0.01 per share.

         WHEREAS, the Merger Agreement provides that the Rollover Options are obligations of Livewire;

         WHEREAS, Liberty and Livewire desire to create a mechanism for Livewire to fulfill its obligations under the Rollover Options as they pertain to shares of Class A Liberty Group Stock;

         WHEREAS, all capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement;

         NOW THEREFORE, in consideration of the foregoing, Liberty and Livewire hereby agree to the following:

         1.   Election Notices; Certified Reports. Upon receiving notice
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(substantially in the form of Exhibit A hereto, the "Election Notice") from an optionee that such optionee is exercising his Rollover Option, Livewire will forward (i) a copy of such Election Notice to Liberty at the address provided herein or (ii) send a report (a "Certified Report"), certified by the Secretary of Livewire, of the date of the exercise of such Rollover Options and the number of shares of Class A Liberty Group Stock issuable pursuant to such exercises.

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         2.   Liberty Payments to Livewire to Enable Purchases of Class A
              -------------------------------------------------------------
Liberty Group Stock. Upon receipt of a completed Election Notice or Certified
--------------------
Report, pursuant to Section 1, Liberty shall, within five business days of such receipt, forward to Livewire funds in an amount equal to (i) the number of shares of Class A Liberty Group Stock deliverable pursuant to such Election Notice or Certified Report (the "LMGA Rollover Number"), times (ii) the average ----- of the high and low price per share of Class A Liberty Group Stock during normal trading hours on the business day that the Rollover Option is being exercised, as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal).

         3.   Consideration for Liberty's Payments. In consideration for
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Liberty's payments pursuant to Section 2 hereof, Livewire shall issue to
Liberty shares of Livewire's Class B Common Stock, par value $0.01 per share ("Class B Livewire Stock"), in an amount equal to (i) the LMGA Rollover Number, times (ii) 1.2. Livewire hereby represents to Liberty that any such shares of
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Class B Livewire Stock shall be validly issued, fully paid and non-assessable.

         No fractional shares of Class B Livewire Stock shall be issued pursuant to this Section 3. If the foregoing calculation results in a fraction of a share of Class B Livewire Stock, then the number of shares of Class B Livewire Stock shall be rounded to the nearest whole number; provided however,
                                                             -----------------
in no event shall the aggregate number of shares of Class B Livewire Stock to be issued to Liberty upon exercise of all Rollover Options exceed 509,635 shares (which represents the product of (i) 424,696 shares of Class A Liberty Group Stock (the maximum number of shares of Class A Liberty Group Stock that can be issued pursuant to the Rollover Options), times (ii) 1.2).
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         4.   Representations and Warranties of Liberty.  Liberty hereby
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acknowledges, represents, and warrants to Livewire as follows:

         (a)  Requisite Power. Liberty has all requisite corporate power and
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authority, and has obtained all requisite authorizations, consents, permits and approvals, to enter into this Agreement, to acquire the shares of Class B Livewire Stock pursuant to this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

         (b)  Investment Purpose. The shares of Class B Livewire Stock that
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Liberty shall acquire pursuant to this Agreement shall be acquired for
Liberty's own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part. Liberty shall not acquire shares of Class B Livewire Stock pursuant to this Agreement for the account or benefit of any other person.

         (e)  Restrictions on Transfer. Liberty's rights to transfer the shares
              -------------------------
of Class B Livewire Stock acquired pursuant to this Agreement are subject to the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and Liberty agrees that it shall not offer for sale, sell or otherwise transfer the shares of Class B Livewire Stock without complying with such provisions. Liberty understands that the shares of Class B Livewire Stock shall not be registered under the

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Securities Act and that the certificate representing the shares of Class B
Livewire stock will bear the legends as set forth in section 5(e). Liberty acknowledges that, because they shall not be registered under the Securities Act, the shares of Class B Livewire Stock must be held indefinitely unless subsequently registered under the Securities Act or until an exemption from such registration is available.

         5.   Representations and Warranties of Livewire.  Livewire hereby
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acknowledges, represents, and warrants to Liberty as follows:

        (a)   Requisite Power. Livewire has all requisite corporate power and
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authority to enter into this Agreement, to issue the shares of Class B Livewire
Stock pursuant to this Agreement, and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of Livewire enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding may be brought.

         (b) Authorization. All corporate action on the part of Livewire
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necessary for the sale and issuance of the shares of Class B Livewire Stock pursuant hereto and the performance of Livewire's obligations hereunder has been taken.

         (d) Class B Livewire Stock. Livewire has reserved a sufficient number
             ----------------------
of shares of Class B Livewire Stock in order to fulfill its obligations pursuant to this Agreement. All shares of Class B Livewire Stock to be issued pursuant to this Agreement have been duly authorized and, when delivered to Liberty pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

        (e) Legends. The certificates evidencing the shares of Class B
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Livewire Stock shall bear legends reflecting the foregoing restrictions on the transfer of such securities, substantially in the form of the following:

         On the face of the note or certificate:

         TRANSFER OF THIS SECURITY IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.

         On the reverse:

         SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR

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         IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH OR EXEMPT FROM SUCH LAWS,
         AND UPON EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION OF COMPLIANCE WITH OR EXEMPTION FROM SUCH LAWS, AS TO WHICH THE CORPORATION MAY RELY UPON AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL IS REASONABLY SATISFACTORY TO THE CORPORATION.

         6.   Periodic Reports. Livewire shall provide to Liberty a report, in a
              ----------------
form mutually acceptable to Liberty and Livewire, regarding the status of the Rollover Options (i) on or before the fifth business day of each month (which report shall show Rollover Option activities through the end of the preceding month), and (ii) within two business days after any reasonable request by Liberty hereunder.

         7.   Notices. All notices, requests, demands, waivers and other
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communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

         If to Liberty:

         Liberty Media Corporation
         9197 South Peoria Street
         Englewood, CO 80112
         Attention: Charles Y. Tanabe
         Facsimile: (720) 875-5382

         If to Livewire:

         Liberty Livewire Corporation
         520 Broadway, Suite 500
         Santa Monica, CA 90401
         Attention: Marcus O. Evans
         Facsimile: (310) 587-1277

         8.   Entire Agreement. This Agreement constitutes the entire agreement
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between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

         9.   Assignment; Binding Effect; Benefit. Neither this Agreement nor
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any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of each other party, which shall not be unreasonably withheld. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer

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on any person other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.  Amendment. This Agreement may not be amended except by an
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instrument in writing signed on behalf of each of the parties.


         11.  Headings. The headings contained in this Agreement are for
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reference purposes only and shall not affect the meaning or interpretation of this Agreement.


         12.  Counterparts. This Agreement may be executed in counterparts,
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and on separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.


         13.  Applicable Law. This Agreement and the legal relations between the
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parties shall be governed by and construed in accordance with the laws of the
State of Delaware, without regard to the conflict of laws rules thereof.

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         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.



                                         LIBERTY MEDIA CORPORATION

                                         By: /s/ Charles Y. Tanabe
                                            ----------------------
                                             Name: Charles Y. Tanabe
                                             Title: Senior Vice President




                                         LIBERTY LIVEWIRE CORPORATION

                                         By: /s/ Marcus O. Evans
                                            --------------------
                                             Name: Marcus O. Evans
                                             Title: Exec. VP & General Counsel